EXHIBIT 99.1

SUPERCONDUCTOR TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

AUSTIN, Texas, March 30, 2020 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq: SCON) reported financial results for the quarter and year ended December 31, 2019.

“In March of 2020, we announced we had entered into a definitive merger agreement with Allied Integral United, Inc., also known as Clearday,” stated Jeff Quiram, STI’s President and Chief Executive Officer. “We believe the Clearday transaction has the potential to monetize our cryogenic cooler technology for shareholders. As we complete the sales of equipment and selected intellectual property primarily related to our superconducting wire initiative, we shift our complete focus to successfully finalizing the merger with Clearday.”

Merger with Clearday
On March 3, 2020, STI announced it had entered into a definitive merger agreement with Allied Integral United, Inc. (“Clearday”), a privately-held company dedicated to delivering next generation longevity care and wellness services, whereby a wholly-owned subsidiary of STI will merge with and into Clearday in a stock-for-stock transaction with Clearday.

Fourth Quarter and Full Year Financial Summary
Revenues in the fourth quarter 2019 were $388,000, $383,000 of which came from the company’s DOE NGEM project, compared to no net revenues in the fourth quarter of 2018. Net loss for the fourth quarter 2019 was $1.9 million, or a loss of $0.12 per basic and diluted share, compared to a net loss of $2.3 million, or a loss of $0.70 per basic and diluted share, in the fourth quarter of 2018.

For the year ending Dec. 31, 2019, total revenues were $545,000, compared to $1.6 million for the year ended Dec. 31, 2018. The net loss for the year 2019 was $9.2 million, or $1.23 per basic and diluted share, compared to $8.1 million, or $4.03 per basic and diluted share, for the year 2018.

Please note: share and per share data for both periods are adjusted for the 1-for-10 reverse stock split effective on July 24, 2018.

As of Dec. 31, 2019, STI had $713,000 in cash and cash equivalents.

In March of 2020, STI announced it will receive, in aggregate, approximately $1.1 million for sales of various production, R&D, and testing equipment and selected intellectual property related primarily to the company’s superconducting wire initiative. The proceeds from this series of transactions is expected to be sufficient, together with STI’s other capital resources, for the company to complete the proposed merger with Clearday.

Important Additional Information Will be Filed with the SEC
In connection with the proposed transaction between STI and Clearday, the parties intend to file relevant materials with the SEC, including a STI registration statement on Form S-4 that will contain a combined proxy statement/prospectus/information statement. INVESTORS AND STOCKHOLDERS OF STI AND CLEARDAY ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARDAY, THE PROPOSED MERGER AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by STI with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by STI with the SEC by written request to: Superconductor Technologies Inc. 15511 W State HWY 71, Ste 110-105, Austin, TX 78738, Attention: Corporate Secretary. Investors and stockholders are urged to read the proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.  The information in the websites of STI and Clearday is not incorporated into this press release and will not be incorporated into such SEC filed documents.

No Offer or Solicitation
This communication shall not constitute an offer to sell, the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation
STI and its directors and executive officers, and Clearday, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of STI in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the proxy statement/prospectus/information statement referred to above. Additional information about STI’s directors and executive officers is included in STI’s definitive proxy statement, filed with the SEC on April 26, 2019. These documents are available free of charge at the SEC website (www.sec.gov) and from the Corporate Secretary of STI at the address above.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger, the expected ownership of the combined company and opportunities relating to or resulting from the merger), and statements regarding the nature, potential approval and commercial success of Clearday and its product line, the effects of having shares of capital stock traded on the Nasdaq Capital Market, Clearday’s and the post-merger combined company’s financial resources and cash expenditures. Forward-looking statements are usually identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “ideal,” “may,” “potential,” “will,” “could” and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks. These factors, risks and uncertainties include, but are not limited to: risks relating to the completion of the merger, including the need for stockholder approval and the satisfaction of closing conditions; risks related to STI’s ability to correctly estimate and manage its operating expenses and its expenses associated with the proposed merger pending closing; the cash balances of the combined company following the closing of the merger; the ability of STI to remain listed on the Nasdaq Capital Market; the risk that as a result of adjustments to the exchange ratio, STI shareholders or Clearday stockholders could own more or less of the combined company than is currently anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the success and timing of regulatory submissions; regulatory requirements or developments; changes in capital resource requirements; and other factors discussed in the “Risk Factors” section of STI’s most recent annual report, subsequent quarterly reports and in other filings STI makes with the SEC from time to time. Risks and uncertainties related to Clearday that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Clearday’s plans to develop and commercialize its  future daily care centers and other non-residential daily care services; Clearday’s commercialization, marketing and implementation capabilities and strategy; developments and projections relating to Clearday’s competitors and its industry; the impact of government laws and regulations; and Clearday’s estimates regarding future revenue, expenses and capital requirements. In addition, the forward-looking statements included in this press release represent STI and Clearday’s views as of the date hereof. STI and Clearday anticipate that subsequent events and developments will cause their respective views to change. However, while STI and Clearday may elect to update these forward-looking statements at some point in the future, STI and Clearday specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing STI’s or Clearday’s views as of any date subsequent to the date hereof.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Investor Relations Contact
Moriah Shilton or Kirsten Chapman
LHA      +1-415-433-3777       invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC
CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$713,000	$5,616,000
Accounts receivable, net	344,000	—
Inventory, net	263,000	173,000
Prepaid expenses and other current assets	76,000	61,000

Total Current Assets	1,396,000	5,850,000
Property and equipment, net of accumulated depreciation of $12,948,000 and $12,172,000, respectively	233,000	1,009,000
Patents, licenses and purchased technology, net of accumulated amortization of $1,071,000 and $1,026,000, respectively	641,000	686,000
Operating lease assets	152,000	—
Other assets	60,000	69,000

Total Assets	$2,482,000	$7,614,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$527,000	$313,000
Accrued expenses	292,000	539,000
Current lease liabilities	148,000	—

Total Current Liabilities	967,000	852,000
Long term lease liabilities	4,000	—
Other long term liabilities	8,000	17,000

Total Liabilities	979,000	869,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, 328,925 and 330,787 issued and outstanding, respectively	—	—
Common stock, $.001 par value, 250,000,000 shares authorized, 17,731,893 and 3,270,609 shares issued and outstanding, respectively	18,000	3,000
Capital in excess of par value	330,458,000	326,486,000
Accumulated deficit	(328,973,000)	(319,744,000)

Total Stockholders’ Equity	1,503,000	6,745,000

Total Liabilities and Stockholders’ Equity	$2,482,000	$7,614,000

SUPERCONDUCTOR TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	unaudited		unaudited	audited

Commercial product revenues	$5,000	$—	$5,000	$—
Government contract revenues	383,000	—	540,000	1,556,000
Total revenues	388,000	—	545,000	1,556,000

Costs and expenses:
Cost of commercial product revenues	571,000	634,000	3,259,000	2,245,000
Cost of government contract revenues	276,000	81,000	303,000	1,210,000
Research and development	478,000	697,000	2,353,000	2,352,000
Selling, general and administrative	996,000	884,000	3,918,000	3,972,000
Total costs and expenses	2,321,000	2,296,000	9,833,000	9,779,000

Loss from operations	(1,933,000)	(2,296,000)	(9,288,000)	(8,223,000)

Other Income and Expense
Adjustments to fair value of warrant derivatives	—	—	—	52,000
Adjustment to warrant exercise price	—	—	—	(24,000)
Other income	5,000	34,000	59,000	64,000
Net loss	$(1,928,000)	$(2,262,000)	$(9,229,000)	$(8,131,000)

Basic and diluted loss per common share	$(0.12)	$(0.70)	$(1.23)	$(4.03)

Weighted average number of common
shares issued and outstanding	16,225,832	3,230,975	7,486,584	2,016,869

SUPERCONDUCTOR TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,229,000)	$(8,131,000)	$(9,527,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	820,000	1,015,000	1,885,000
Stock-based compensation expense	87,000	84,000	341,000
Adjustments to fair value of warrant derivatives	—	(52,000)	(99,000)
Adjustments to warrant exercise price	—	24,000	—
Changes in assets and liabilities:
Accounts receivable	(343,000)	151,000	(143,000)
Inventory .	(90,000)	(70,000)	(34,000)
Prepaid expenses and other current assets	(16,000)	22,000	26,000
Patents and licenses	—	14,000	212,000
Other assets	9,000	—	27,000
Accounts payable, accrued expenses and other liabilities	(41,000)	12,000	(132,000)

Net cash used in operating activities	(8,803,000)	(6,931,000)	(7,444,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(189,000)	(152,000)

Net cash used in investing activities	-	(189,000)	(152,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common, prefunded warrants and preferred stock	3,801,000	9,680,000	—
Net proceeds from exercise of warrants	99,000	—	200,000

Net cash provided by financing activities	3,900,000	9,680,000	200,000

Net increase (decrease) in cash and cash equivalents	(4,903,000)	2,560,000	(7,396,000)
Cash and cash equivalents at beginning of year	5,616,000	3,056,000	10,452,000

Cash and cash equivalents at end of year	$713,000	$5,616,000	$3,056,000